Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Investor Relations: Lauren Babus
201-307-2100
investorrelations@hertz.com
Media: Richard Broome
201-307-2486
rbroome@hertz.com

HERTZ REPORTS SOLID FIRST QUARTER OPERATING RESULTS

•                  Record first quarter worldwide revenues of $2.04 billion, up 6.1% year-over-year.

•                  International revenues comprise 33.3% of total worldwide revenues, up from 28.4%.

•                  Adjusted pre-tax income for the quarter of $17.1million, up 6.2% year-over-year; GAAP pre-tax loss for the quarter improved 38.4% to $(55.8) million.

•                  The Company re-affirms its full year 2008 revenues and earnings guidance.

Park Ridge, NJ (April 23, 2008) — Hertz Global Holdings, Inc. (NYSE: HTZ) (with its subsidiaries, the “Company” or “we”) reported record first quarter 2008 worldwide revenues of $2.04 billion, an increase of 6.1% over the prior year (1.9% in constant currency). Revenue growth outside of the United States is a key element of the Company’s diversification strategy, and revenues from international operations constituted 33.3% of worldwide revenues for the quarter, up from 28.4%.  Overall revenue growth was led by a 6.3% increase in worldwide car rental revenues for the quarter to a record $1.63 billion. Revenues from worldwide equipment rental were a record $411.0 million, up 5.4% over the prior year period.

Adjusted pre-tax income(1), the measurement the Company believes best reflects financial results from ongoing operations and which the Company uses as its segment measure of profitability, for the first quarter of 2008 was $17.1 million, an increase of 6.2% over the first quarter of 2007, and the  loss before income taxes and minority interest (“pre-tax loss”), on a GAAP basis, was $55.8 million, a 38.4% improvement from $90.6 million of pre-tax loss in the first quarter of 2007.  Corporate EBITDA(2) for the first quarter of 2008 was $235.0 million, a decrease of 1.3% from 2007.

First quarter 2008 adjusted net income(3) was $6.5 million, 3.2% higher than the first quarter of 2007, resulting in adjusted diluted earnings per share(3) for the quarter of $0.02,  the same as the prior year period, with a net loss, on a GAAP basis, for the quarter, of $57.7 million, or $(0.18) per share on a fully diluted basis, compared with a net loss of $62.6 million, or $(0.20) per share on a fully diluted basis, for the first quarter of 2007.

INCOME MEASUREMENTS, FIRST QUARTER 2008 & 2007

	Q1 2008			Q1 2007
(in millions, except per share amounts)	Pre-tax Income (Loss)	Net Income (Loss)	Fully Diluted Earnings (Loss) Per Share	Pre-tax Income (Loss)	Net Income (Loss)	Fully Diluted Earnings (Loss) Per Share
Earnings Measures, as reported (EPSbased on 322.2M and 320.6M shares)	$(55.8)	$(57.7)	$(0.18)	$(90.6)	$(62.6)	$(0.20)
Adjustments:
Purchase accounting	24.8			23.1
Non-cash debt charges	14.5			48.4
Restructuring and related charges	23.1			32.6
Market-to-market adjustment on
derivatives	6.0			—
Other	4.5			2.6
Adjusted pre-tax income	17.1	17.1		16.1	16.1
Assumed provision for income taxes at 34% and 35%		(5.8)			(5.7)
Minority interest		(4.8)			(4.1)
Earnings Measures, as adjusted (EPS based on fully diluted shares of 325.5M and 324.8M)	$17.1	$6.5	$0.02	$16.1	$6.3	$0.02

The Company ended the first quarter of 2008 with net corporate debt(4) of $4.22 billion, compared with $4.41 billion as of March 31, 2007, an improvement of $197 million.  The reduction in net corporate debt is attributable to cash flows from earnings and lower working capital investment, partially offset by increased investments in car and equipment rental fleet growth.   The Company’s liquidity position remains strong and there is sufficient fleet debt capacity to meet 2008 fleet debt amortizations.

Mark P. Frissora, the Company’s Chairman and Chief Executive Officer said, “We were able to match strong first quarter 2007 results despite economic headwinds this past quarter that affected pricing and volume in the U.S. car and equipment rental businesses.   Our solid performance in the typically weaker first quarter is attributable to growth from increasingly diversified revenue sources, including international operations and the U.S. off-airport car rental and non-construction equipment rental markets, and continued, strong cost management.   We continue to lead industry-wide price increases to help offset inflationary trends, despite tighter fleet levels.”

WORLDWIDE CAR RENTAL

Worldwide car rental revenues were a record $1.63 billion for the first quarter of 2008, an increase of 6.3% over the prior year period. Transaction days for the quarter improved 4.6% [2.0% U.S.; 11.3% International] reflecting growth in the U.S. off-airport business and Europe. U.S. off-airport revenues for the first quarter increased 6.6% year-over-year, with transaction day growth of 8.5%. Rental rate revenue per transaction day(4) (RPD) for the quarter was 2.6% below the prior year period [(2.9)% U.S.; (2.8)% International]. Pricing continued to reflect a mix shift due to growth in the U.S. off-airport market with lower pricing and cost characteristics and longer rental lengths. Pricing also reflected the effects of economic conditions in the United States as fleet levels were temporarily higher than required to meet demand, especially in November and in December, prior to the year-end holidays, which carried over into the first quarter of this year.  In Europe, lower pricing was offset by strong transaction day growth during the first quarter.

Worldwide car rental adjusted pre-tax income for the first quarter of 2008 was $39.3 million, compared with $36.9 million last year. The result was driven by transaction day improvement and the effects of foreign exchange offset by pricing.

The worldwide average number of Company-operated cars for the first quarter of 2008 was 437,400, an increase of 3.3% over the prior year period.

WORLDWIDE EQUIPMENT RENTAL

Worldwide equipment rental revenues were a record $411.0 million for the first quarter of 2008, a 5.4% increase over the prior year period, while pricing decreased 1.0%. Strong year-over-year revenue growth in North American non-construction equipment rental markets, especially the industrial market, and in international markets, was partially offset by a decline in the U.S. non-residential construction business.

Adjusted pre-tax income for the first quarter of 2008 was $59.3 million, compared with $65.6 million last year, primarily attributable to pricing and fleet-related costs including lower proceeds on the sale of used equipment as the Company rebalanced the rental fleet.

The average acquisition cost of rental equipment operated during the first quarter of 2008 increased by 12.6% year-over- year — compared with a 12.1% increase in the first quarter of 2007 over the prior year period — to $3.48 billion, and net revenue earning equipment as of March 31, 2008 was $2.64 billion, a 2.1% decrease from the amount as of December 31, 2007.

OUTLOOK

For the full year 2008, the Company affirms its guidance and forecasts total revenues of $8.9 billion to $9.0 billion, an increase of between 2.5% and 3.6%, with car rental growth of 2.5% to 3.5%, and equipment rental growth of 3% to 8%.   Corporate EBITDA is projected to be in the range of $1.575 billion to $1.615 billion, a year-over-year increase between 2.2% and 4.8%; Adjusted pre-tax income in the range of $725 million to $750 million, an increase between 9.7% and 13.5%; Adjusted net income of $450 million to $470 million, an increase between 9.8% and 14.7%, adjusted earnings per share are projected to be between $1.38 to $1.44, also an increase of between 9.8% and 14.7% (using 325.5 million shares, the weighted average number of diluted shares outstanding for the year ended December 31, 2007), and  levered cash flows(4) of between $550 million and $650 million, the same as last year to an increase of 17.6%.(5)  Hertz expects to achieve annualized net savings, before restructuring costs, of approximately $250 million during 2008, of which $75 million is included in the Company’s outlook for full year 2008 adjusted pre-tax income.  The savings are attributable to ongoing, companywide efficiency initiatives including outsourcing certain work functions, reengineering key work processes and other restructuring programs that will result in both job reductions and efficiency improvements during 2008.

RESULTS OF THE HERTZ CORPORATION

The Company’s operating subsidiary, The Hertz Corporation (“Hertz”), posted the same revenues for the first quarter 2008 as the Company.  Hertz’s first quarter 2008 pre-tax loss and net loss were, however, slightly higher than those of the Company primarily because of additional interest expense recognized by Hertz on an inter-company loan from the Company.

(1) Adjusted pre-tax income, a non-GAAP measure of profitability, represents pre-tax income plus non-cash purchase accounting charges, non-cash debt charges relating to the amortization of debt financing costs and debt discounts and certain other one-time or non-operational items. See the accompanying reconciliations.

(2) Corporate EBITDA, a non-GAAP measure of profitability, consists of earnings before net interest expense (other than interest expense relating to certain car rental fleet financing), income taxes, depreciation (other than depreciation related to the car rental fleet), amortization and certain other items specified in the credit agreements governing the Company’s credit facilities. See the accompanying reconciliations.

(3) Adjusted net income, a non-GAAP measure of profitability, represents the adjusted pre-tax income amount less a provision for income taxes derived utilizing a normalized income tax rate (34% in 2008 and 35% in 2007) and minority interest. Adjusted diluted earnings per share is calculated as adjusted net income divided by the pro forma number of shares outstanding (325.5 million in 2008 and 324.8 million in 2007).  See the accompanying reconciliations.

(4) Net corporate debt, rental rate revenue per transaction day and levered after-tax cash flows after fleet growth (“levered cash flows”) are non-GAAP measures.  See the accompanying reconciliations.

(5) Management believes that adjusted pre-tax income, Corporate EBITDA, levered cash flows and adjusted net income are useful in measuring the comparable results of the Company period-over-period. The GAAP measures most directly comparable to each of adjusted pre-tax income, Corporate EBITDA, levered cash flows and adjusted net income are pre-tax income, cash flows from operating activities and net income. Because of the forward-looking nature of the Company’s forecasted adjusted pre-tax income, Corporate EBITDA, levered cash flows and adjusted net income, specific quantifications of the amounts that would be required to reconcile forecasted pre-tax income, cash flows from operating activities and net income to forecasted adjusted pre-tax income, Corporate EBITDA, levered cash flows and adjusted net income are not available. The Company believes that providing estimates of the amounts that would be required to reconcile the range of these forecasted non-GAAP measures to forecasted pre-tax income, cash flows from operating activities and net income would imply a degree of precision that could be confusing or misleading to investors.

CONFERENCE CALL INFORMATION

The Company’s first quarter 2008 earnings conference call will be held on Thursday, April 24, 2008, at 10:00 a.m. (EDT). To access the conference call live, dial 800-230-1059 (U.S.) or 612-332-0335 (International) using the pass code 916993 or listen via webcast at www.hertz.com/investorrelations. The conference call will be available for replay through May 1, 2008 by calling 800-475-6701 (U.S.) or 320-365-3844 (International) using the pass code 916993. The press release and related tables containing the reconciliations of non-GAAP measures will be available on our website, www.hertz.com/investorrelations.

ABOUT THE COMPANY

Hertz, the world’s largest general use car rental brand, operates from approximately 8,100 locations in 147 countries worldwide. Hertz is the number one airport car rental brand in the United States and at 69 major airports in Europe as well as the only car rental company with corporate and licensee locations in Africa, Asia, Australia, Latin America and North America. Product and service initiatives such as Hertz #1 Club Gold, NeverLost customized, onboard navigation systems, SIRIUS Satellite Radio, and unique cars and SUVs offered through Hertz’s Prestige, Fun and Green collections, set Hertz apart from the competition. Hertz also operates one of the largest equipment rental businesses in the United States and Canada combined, with corporate locations in France and Spain. Hertz Global Holdings, Inc. is the corporate parent of Hertz.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on these statements. Forward-looking statements include information concerning the Company’s outlook, anticipated revenues, results of operations and implementation of productivity and efficiency initiatives, including targeted job reductions, and the anticipated savings and restructuring charges expected to be realized or incurred in connection therewith. These statements often include words such as “believe,” “expect,” “project,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “should,” “forecast” or similar expressions. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors that the Company believes are appropriate in these circumstances. As you read this press release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Many factors could affect the Company’s actual results and its ability to implement its cost savings and efficiency initiatives successfully, and could cause the Company’s actual results to differ materially from those expressed in the forward-looking statements. Some important factors include: the Company’s operations; economic performance; financial condition; management forecasts; efficiencies, cost savings and opportunities to increase productivity and profitability; income and margins; liquidity and availability of additional or continued fleet financing including as a result of the financial instability of the entities providing credit support; anticipated growth; economies of scale; the economy; future economic performance; the Company’s ability to maintain profitability during adverse economic cycles and unfavorable external events (including war, terrorist acts, natural disasters and epidemic disease); future acquisitions and dispositions; litigation; potential and contingent liabilities; management’s plans; taxes; and refinancing of existing debt. In light of these risks, uncertainties and assumptions, the forward-looking statements contained in this press release might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

The Company cautions you therefore that you should not rely unduly on these forward-looking statements. You should understand the risks and uncertainties discussed in “Risk Factors” and elsewhere in the Company’s 2007 Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the United States Securities and Exchange Commission, or the “SEC,” on February 29, 2008,  could affect the Company’s future results and the outcome of its implementation of its cost savings and efficiency initiatives, and could cause those results or other outcomes to differ materially from those expressed or implied in the Company’s forward-looking statements.

Attachments:

Table 1:                   Condensed Consolidated Statements of Operations for the Three Months Ended March 31, 2008 and 2007

Table 2:                   Condensed Consolidated Statements of Operations As Reported and As Adjusted for the Three Months Ended March 31, 2008 and 2007

Table 3:                   Segment and Other Information for the Three Months Ended March 31, 2008 and 2007

Table 4:                   Selected Operating and Financial Data as of or for the Three Months Ended March 31, 2008 compared to the prior year period

Table 5:                   Non-GAAP Reconciliations of Adjusted Pre-Tax Income (Loss) and Adjusted Net Income (Loss) for the Three Months Ended March 31, 2008 and 2007

Table 6:                   Non-GAAP Reconciliations of EBITDA, Corporate EBITDA, Unlevered Pre-Tax Cash Flow, Levered After-Tax Cash Flow before Fleet Growth and Levered After-Tax Cash Flow after Fleet Growth for the Three Months Ended March 31, 2008 and 2007

Table 7:                   Non-GAAP Reconciliations of Adjusted Pre-Tax Income (Loss) to Corporate EBITDA for the Three Months Ended March 31, 2008 and 2007

Table 8:                   Non-GAAP Reconciliations of Operating Cash Flows to EBITDA, Car Rental Rate Revenue per Transaction Day and Equipment Rental and Rental Related Revenue for the Three Months Ended March 31, 2008 and 2007 and Net Corporate Debt and Net Fleet Debt as of March 31, 2008, 2007 and 2006 and December 31, 2007 and 2006.

Table 9:                   Non-GAAP Reconciliations of EBITDA, Corporate EBITDA, Unlevered Pre-Tax Cash Flow, Levered After-Tax Cash Flow before Fleet Growth and Levered After-Tax Cash Flow after Fleet Growth for the Twelve Months Ended March 31, 2008 and 2007.

Table 1

HERTZ GLOBAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share amounts)

Unaudited

	Three Months Ended March 31,		As a Percent of Total Revenues
	2008	2007	2008	2007
Total revenues	$2,039.2	$1,921.5	100.0%	100.0%

Expenses:
Direct operating	1,171.5	1,114.3	57.4%	58.0%
Depreciation of revenue earning equipment	533.9	467.8	26.2%	24.3%
Selling, general and administrative	193.4	200.4	9.5%	10.4%
Interest, net of interest income	196.2	229.6	9.6%	12.0%
Total expenses	2,095.0	2,012.1	102.7%	104.7%
Loss before income taxes and
minority interest	(55.8)	(90.6)	(2.7)%	(4.7)%
Benefit for taxes on income	2.9	32.1	0.1%	1.6%
Minority interest	(4.8)	(4.1)	(0.2)%	(0.2)%
Net loss	$(57.7)	$(62.6)	(2.8)%	(3.3)%

Weighted average number of shares outstanding:
Basic	322.2	320.6
Diluted	322.2	320.6

Loss per share:
Basic	$(0.18)	$(0.20)
Diluted	$(0.18)	$(0.20)

Table 2

HERTZ GLOBAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions)

Unaudited

	Three Months Ended March 31, 2008
	As Reported	Adjustments		As Adjusted
Total revenues	$2,039.2	$—		$2,039.2

Expenses:
Direct operating	1,171.5	(32.4	)(a)	1,139.1
Depreciation of revenue earning
equipment	533.9	(5.0	)(b)	528.9
Selling, general and administrative	193.4	(21.0	)(c)	172.4
Interest, net of interest income	196.2	(14.5	)(d)	181.7
Total expenses	2,095.0	(72.9)		2,022.1
Income (loss) before income taxes
and minority interest	(55.8)	72.9		17.1
Benefit (provision) for taxes on income	2.9 (e)	(8.7	)(f)	(5.8)
Minority interest	(4.8)	—		(4.8)
Net income (loss)	$(57.7)	$64.2		$6.5

	Three Months Ended March 31, 2007
	As Reported	Adjustments		As Adjusted
Total revenues	$1,921.5	$—		$1,921.5

Expenses:
Direct operating	1,114.3	(31.5	)(a)	1,082.8
Depreciation of revenue earning
equipment	467.8	(4.3	)(b)	463.5
Selling, general and administrative	200.4	(22.5	)(c)	177.9
Interest, net of interest income	229.6	(48.4	)(d)	181.2
Total expenses	2,012.1	(106.7)		1,905.4
Income (loss) before income taxes
and minority interest	(90.6)	106.7		16.1
Benefit (provision) for taxes on income	32.1	(37.8	)(f)	(5.7)
Minority interest	(4.1)	—		(4.1)
Net income (loss)	$(62.6)	$68.9		$6.3

(a)

Represents the increase in amortization of other intangible assets, depreciation of property and equipment and accretion of certain revalued liabilities relating to purchase accounting. For the three months ended March 31, 2008 and 2007, also includes restructuring and restructuring related charges of $9.7 million and $12.9 million, respectively. For the three months ended March 31, 2008, also includes a vacation accrual adjustment of $3.1 million.

(b)	Represents the increase in depreciation of revenue earning equipment based upon its revaluation relating to purchase accounting.

(c)

For the three months ended March 31, 2008 and 2007, includes restructuring and restructuring related charges of $13.4 million and $19.7 million, respectively. Also includes an increase in depreciation of property and equipment relating to purchase accounting, among other adjustments which are detailed in Table 5.

(d)

Represents non-cash debt charges relating to the amortization of deferred debt financing costs and debt discounts. For the three months ended March 31, 2008 and 2007, also includes $2.3 million and $12.8 million, respectively, associated with the ineffectiveness of our interest rate swaps and for the three months ended March 31, 2007, includes the write off of $16.2 million of unamortized debt costs associated with a debt modification. Total adjusted interest, net of interest income, consists of net corporate cash interest of $64.5 million and $74.0 million and net fleet cash interest of $117.2 million and $107.2 million for the three months ended March 31, 2008 and 2007, respectively.

(e)	For the three months ended March 31, 2008, includes reduced tax benefits primarily related to the non-recognition of losses in Non-U.S. jurisdictions and certain other discrete items.

(f)	Represents a provision for income taxes derived utilizing a normalized income tax rate (34% for 2008 and 35% for 2007).

Table 3

HERTZ GLOBAL HOLDINGS, INC.

SEGMENT AND OTHER INFORMATION

(In millions, except per share amounts)

Unaudited

	Three Months Ended March 31,
	2008	2007
Revenues:
Car Rental	$1,626.2	$1,529.7
Equipment Rental	411.0	389.9
Other Reconciling Items	2.0	1.9
	$2,039.2	$1,921.5

Depreciation of property and equipment:
Car Rental	$30.4	$34.2
Equipment Rental	10.7	9.9
Other Reconciling Items	1.6	1.6
	$42.7	$45.7

Amortization of other intangible assets:
Car Rental	$8.3	$7.3
Equipment Rental	8.1	8.1
	$16.4	$15.4

Income (loss) before income taxes and minority interest:
Car Rental	$(5.8)	$(16.8)
Equipment Rental	39.4	46.0
Other Reconciling Items	(89.4)	(119.8)
	$(55.8)	$(90.6)

Corporate EBITDA (a):
Car Rental	$65.8	$74.3
Equipment Rental	181.4	173.9
Other Reconciling Items	(12.2)	(10.2)
	$235.0	$238.0

Adjusted pre-tax income (loss) (a):
Car Rental	$39.3	$36.9
Equipment Rental	59.3	65.6
Other Reconciling Items	(81.5)	(86.4)
	$17.1	$16.1

Adjusted net income (loss) (a):
Car Rental	$26.0	$24.0
Equipment Rental	39.1	42.6
Other Reconciling Items	(58.6)	(60.3)
	$6.5	$6.3

Pro forma diluted number of shares outstanding (a)	325.5	324.8

Adjusted diluted earnings per share (a)	$0.02	$0.02

(a)	Represents a non-GAAP measure, see the accompanying reconciliations and definitions.

Note:

“Other Reconciling Items” includes general corporate expenses, certain interest expense (including net interest on corporate debt), as well as other business activities such as our third-party claim management services. See Table 5.

Table 4

HERTZ GLOBAL HOLDINGS, INC.

SELECTED OPERATING AND FINANCIAL DATA

Unaudited

	Three Months Ended, or as of March 31, 2008	Percent change from prior year period

Selected Car Rental Operating Data

Worldwide number of transactions (in thousands)	6,565	(1.5)%
Domestic	4,900	(3.4)%
International	1,665	4.6%

Worldwide transaction days (in thousands)	30,239	4.6%
Domestic	21,264	2.0%
International	8,975	11.3%

Worldwide rental rate revenue per transaction day (a)	$44.94	(2.6)%
Domestic	$43.10	(2.9)%
International (b)	$49.31	(2.8)%

Worldwide average number of company-operated cars during period	437,400	3.3%
Domestic	304,400	0.6%
International	133,000	10.0%

Worldwide revenue earning equipment, net (in millions)	$8,406.5	4.6%

Selected Worldwide Equipment Rental Operating Data

Rental and rental related revenue (in millions) (a) (b)	$367.5	1.8%
Same store revenue growth, including initiatives (a)	0.1%	N/M
Average acquisition cost of rental equipment operated during period (in millions)	$3,480.4	12.6%
Revenue earning equipment, net (in millions)	$2,640.1	9.0%

Other Financial Data (in millions)

Cash flows provided by operating activities	$1,128.2	0.4%
Levered after-tax cash flow before fleet growth (a)	321.2	(27.2)%
Levered after-tax cash flow after fleet growth (a)	(232.7)	N/M
EBITDA (a)	728.6	9.8%
Corporate EBITDA (a)	235.0	(1.3)%

Selected Balance Sheet Data (in millions)

	March 31, 2008	December 31, 2007
Cash and equivalents	$728.9	$730.2
Total revenue earning equipment, net	11,046.6	10,307.9
Total assets	19,362.9	19,255.7
Total debt	11,635.1	11,960.1
Net corporate debt (a)	4,217.4	3,984.7
Net fleet debt (a)	6,552.3	6,584.2
Stockholders’ equity	2,865.6	2,913.4

(a)	Represents a non-GAAP measure, see the accompanying reconciliations and definitions.

(b)	Based on 12/31/07 foreign exchange rates.

Table 5

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions, except per share amounts)

Unaudited

ADJUSTED PRE-TAX INCOME (LOSS) AND  ADJUSTED NET INCOME (LOSS)

	Three Months Ended March 31, 2008
	Car Rental	Equipment Rental	Other Reconciling Items	Total
Total revenues:	$1,626.2	$411.0	$2.0	$2,039.2
Expenses:
Direct operating and selling, general and administrative	1,092.1	251.6	21.2	1,364.9
Depreciation of revenue earning equipment	447.4	86.5	—	533.9
Interest, net of interest income	92.5	33.5	70.2	196.2
Total expenses	1,632.0	371.6	91.4	2,095.0
Income (loss) before income taxes and minority interest	(5.8)	39.4	(89.4)	(55.8)
Adjustments:
Purchase accounting (a):
Direct operating and selling, general and administrative	10.4	8.9	0.5	19.8
Depreciation of revenue earning equipment	(0.1)	5.1	—	5.0
Non-cash debt charges (b)	8.6	2.7	3.2	14.5
Restructuring charges (c)	15.8	1.7	2.1	19.6
Restructuring related charges (c)	2.1	0.7	0.7	3.5
Vacation accrual adjustment (c)	2.3	0.8	0.1	3.2
Unrealized loss on derivative (d)	6.0	—	—	6.0
Management transition costs (d)	—	—	1.3	1.3
Adjusted pre-tax income (loss)	39.3	59.3	(81.5)	17.1
Assumed (provision) benefit for income taxes of 34%	(13.3)	(20.2)	27.7	(5.8)
Minority interest	—	—	(4.8)	(4.8)
Adjusted net income (loss)	$26.0	$39.1	$(58.6)	$6.5

Pro forma diluted number of shares outstanding				325.5

Adjusted diluted earnings per share				$0.02

Table 5 (page 2)

	Three Months Ended March 31, 2007
	Car Rental	Equipment Rental	Other Reconciling Items	Total
Total revenues:	$1,529.7	$389.9	$1.9	$1,921.5
Expenses:
Direct operating and selling, general and administrative	1,045.2	237.0	32.5	1,314.7
Depreciation of revenue earning equipment	395.9	71.9	—	467.8
Interest, net of interest income	105.4	35.0	89.2	229.6
Total expenses	1,546.5	343.9	121.7	2,012.1
Income (loss) before income taxes and minority interest	(16.8)	46.0	(119.8)	(90.6)
Adjustments:
Purchase accounting (a):
Direct operating and selling, general and administrative	9.6	8.8	0.4	18.8
Depreciation of revenue earning equipment	(1.9)	6.2	—	4.3
Non-cash debt charges (b)	26.3	2.8	19.3	48.4
Restructuring charges (c)	19.7	1.8	11.1	32.6
Management transition costs (d)	—	—	2.6	2.6
Adjusted pre-tax income (loss)	36.9	65.6	(86.4)	16.1
Assumed (provision) benefit for income taxes of 35%	(12.9)	(23.0)	30.2	(5.7)
Minority interest	—	—	(4.1)	(4.1)
Adjusted net income (loss)	$24.0	$42.6	$(60.3)	$6.3

Pro forma diluted number of shares outstanding				324.8

Adjusted diluted earnings per share				$0.02

(a)

Represents the purchase accounting effects of the acquisition of all of Hertz’s common stock on December 21, 2005 and any subsequent acquisitions on our results of operations relating to increased depreciation and amortization of tangible and intangible assets and accretion of revalued workers’ compensation and public liability and property damage liabilities.

(b)

Represents non-cash debt charges relating to the amortization of deferred debt financing costs and debt discounts. For the three months ended March 31, 2008 and 2007, also includes $2.3 million and $12.8 million, respectively, associated with the ineffectiveness of our interest rates swaps and for the three months ended March 31, 2007, includes the write off of $16.2 million of unamortized debt costs associated with a debt modification.

(c)	Amounts are included within direct operating and selling, general and administrative expense in our statement of operations.
(d)	Amounts are included within selling, general and administrative expense in our statement of operations.

Table 6

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions)

Unaudited

EBITDA, CORPORATE EBITDA, UNLEVERED PRE-TAX CASH FLOW,

LEVERED AFTER-TAX CASH FLOW BEFORE FLEET GROWTH AND AFTER FLEET GROWTH

	Three Months Ended March 31, 2008
	Car Rental	Equipment Rental	Other Reconciling Items	Total

Income (loss) before income taxes and minority interest	$(5.8)	$39.4	$(89.4)	$(55.8)
Depreciation and amortization	486.1	105.3	1.6	593.0
Interest, net of interest income	92.5	33.5	70.2	196.2
Minority interest	—	—	(4.8)	(4.8)
EBITDA	572.8	178.2	(22.4)	728.6
Adjustments:
Car rental fleet interest	(94.0)	—	—	(94.0)
Car rental fleet depreciation	(447.4)	—	—	(447.4)
Non-cash expenses and charges (a)	14.2	—	6.0	20.2
Extraordinary, unusual or non-recurring gains and losses (b)	20.2	3.2	4.2	27.6
Corporate EBITDA	$65.8	$181.4	$(12.2)	235.0
Equipment rental maintenance capital expenditures, net				(78.1)
Non-fleet capital expenditures, net				(47.3)
Changes in working capital				425.5
Changes in other assets and liabilities				(110.9)
Unlevered pre-tax cash flow (c)				424.2
Corporate net cash interest				(94.1)
Corporate cash taxes				(8.9)
Levered after-tax cash flow before fleet growth (c)				321.2
Equipment rental fleet growth capital expenditures				52.4
Car rental net fleet equity requirement				(606.3)
Levered after-tax cash flow after fleet growth (c)				$(232.7)

	Three Months Ended March 31, 2007
	Car Rental	Equipment Rental	Other Reconciling Items	Total

Income (loss) before income taxes and minority interest	$(16.8)	$46.0	$(119.8)	$(90.6)
Depreciation and amortization	437.4	89.9	1.6	528.9
Interest, net of interest income	105.4	35.0	89.2	229.6
Minority interest	—	—	(4.1)	(4.1)
EBITDA	526.0	170.9	(33.1)	663.8
Adjustments:
Car rental fleet interest	(102.8)	—	—	(102.8)
Car rental fleet depreciation	(395.9)	—	—	(395.9)
Non-cash expenses and charges (a)	27.3	1.2	9.2	37.7
Extraordinary, unusual or non-recurring gains and losses (b)	19.7	1.8	13.7	35.2
Corporate EBITDA	$74.3	$173.9	$(10.2)	238.0
Equipment rental maintenance capital expenditures, net				(62.6)
Non-fleet capital expenditures, net				(32.1)
Changes in working capital				447.4
Changes in other assets and liabilities				(43.5)
Unlevered pre-tax cash flow (c)				547.2
Corporate net cash interest				(102.9)
Corporate cash taxes				(3.2)
Levered after-tax cash flow before fleet growth (c)				441.1
Equipment rental fleet growth capital expenditures				6.5
Car rental net fleet equity requirement				(324.7)
Levered after-tax cash flow after fleet growth (c)				$122.9

Table 6 (page 2)

(a)	As defined in the credit agreements for the senior credit facilities, Corporate EBITDA excludes the impact of certain non-cash expenses and charges. The adjustments reflect the following:

NON-CASH EXPENSES AND CHARGES	Three Months Ended March 31, 2008
	Car Rental	Equipment Rental	Other Reconciling Items	Total

Non-cash amortization of debt costs included in car rental fleet interest	$8.2	$—	$—	$8.2
Non-cash stock-based employee compensation charges	—	—	6.0	6.0
Unrealized loss on derivatives	6.0	—	—	6.0
Total non-cash expenses and charges	$14.2	$—	$6.0	$20.2

NON-CASH EXPENSES AND CHARGES	Three Months Ended March 31, 2007
	Car Rental	Equipment Rental	Other Reconciling Items	Total

Non-cash amortization of debt costs included in car rental fleet interest	$25.7	$—	$—	$25.7
Non-cash stock-based employee compensation charges	—	—	6.1	6.1
Non-cash charges for workers’ compensation	1.3	1.2	—	2.5
Non-cash charges for pension	—	—	1.3	1.3
Non-cash charges for public liability and property damage	—	—	1.8	1.8
Unrealized loss on derivatives	0.3	—	—	0.3
Total non-cash expenses and charges	$27.3	$1.2	$9.2	$37.7

(b)

As defined in the credit agreements for the senior credit facilities, Corporate EBITDA excludes the impact of extraordinary, unusual or non-recurring gains or losses or charges or credits. The adjustments reflect the following:

EXTRAORDINARY, UNUSUAL OR NON-RECURRING ITEMS	Three Months Ended March 31, 2008
	Car Rental	Equipment Rental	Other Reconciling Items	Total

Restructuring charges	$15.8	$1.7	$2.1	$19.6
Restructuring related charges	2.1	0.7	0.7	3.5
Vacation accrual adjustment	2.3	0.8	0.1	3.2
Management transition costs	—	—	1.3	1.3
Total extraordinary, unusual or non-recurring items	$20.2	$3.2	$4.2	$27.6

EXTRAORDINARY, UNUSUAL OR NON-RECURRING ITEMS	Three Months Ended March 31, 2007
	Car Rental	Equipment Rental	Other Reconciling Items	Total

Restructuring charges	$19.7	$1.8	$11.1	$32.6
Management transition costs	—	—	2.6	2.6
Total extraordinary, unusual or non-recurring items	$19.7	$1.8	$13.7	$35.2

(c)	Amounts include the effect of fluctuations in foreign currency.

Table 7

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF NON-GAAP EARNINGS MEASURES

(In millions)

Unaudited

RECONCILIATION FROM ADJUSTED PRE-TAX INCOME (LOSS) TO CORPORATE EBITDA

	Three Months Ended March 31, 2008
	Car Rental	Equipment Rental	Other Reconciling Items	Total
Adjusted pre-tax income (loss) (a)	$39.3	$59.3	$(81.5)	$17.1
Depreciation of property and equipment	30.4	10.7	1.6	42.7
Amortization of other intangible assets	8.3	8.1	—	16.4
Equipment rental fleet depreciation	—	86.5	—	86.5
Interest, net of interest income	92.5	33.5	70.2	196.2
Car rental fleet interest	(94.0)	—	—	(94.0)
Non-cash debt charges	(8.6)	(2.7)	(3.2)	(14.5)
Non-cash amortization of debt costs included in car rental fleet interest	8.2	—	—	8.2
Purchase accounting	(10.3)	(14.0)	(0.5)	(24.8)
Non-cash stock-based
employee compensation charges	—	—	6.0	6.0
Minority interest	—	—	(4.8)	(4.8)
Corporate EBITDA (a)	$65.8	$181.4	$(12.2)	$235.0

	Three Months Ended March 31, 2007
	Car Rental	Equipment Rental	Other Reconciling Items	Total
Adjusted pre-tax income (loss) (a)	$36.9	$65.6	$(86.4)	$16.1
Depreciation of property and equipment	34.2	9.9	1.6	45.7
Amortization of other intangible assets	7.3	8.1	—	15.4
Equipment rental fleet depreciation	—	71.9	—	71.9
Interest, net of interest income	105.4	35.0	89.2	229.6
Car rental fleet interest	(102.8)	—	—	(102.8)
Non-cash debt charges	(26.3)	(2.8)	(19.3)	(48.4)
Non-cash amortization of debt costs included in car rental fleet interest	25.7	—	—	25.7
Purchase accounting	(7.7)	(15.0)	(0.4)	(23.1)
Non-cash stock-based employee compensation charges	—	—	6.1	6.1
Non-cash charges for workers’ compensation	1.3	1.2	—	2.5
Non-cash charges for pension	—	—	1.3	1.3
Non-cash charges for public liability and property damage	—	—	1.8	1.8
Unrealized loss on derivatives	0.3	—	—	0.3
Minority interest	—	—	(4.1)	(4.1)
Corporate EBITDA (a)	$74.3	$173.9	$(10.2)	$238.0

(a)	Represents a non-GAAP measure, see the accompanying reconciliations and definitions.

Table 8

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions, except as noted)

Unaudited

RECONCILIATION FROM OPERATING CASH FLOWS TO EBITDA:	Three Months Ended March 31,
	2008	2007
Net cash provided by operating activities	$1,128.2	$1,123.4
Amortization of debt and debt modification costs	(12.2)	(35.6)
Provision for losses on doubtful accounts	(6.0)	(2.9)
Unrealized loss on derivatives	(6.0)	(0.3)
Gain on sale of property and equipment	5.4	1.4
Loss on ineffectiveness of interest rate swaps	(2.3)	(12.8)
Stock-based employee compensation charges	(6.0)	(6.1)
Minority interest	(4.8)	(4.1)
Deferred income taxes	12.8	24.2
Benefit for taxes on income	(2.9)	(32.1)
Interest, net of interest income	196.2	229.6
Net changes in assets and liabilities	(573.8)	(620.9)
EBITDA	$728.6	$663.8

NET CORPORATE DEBT & NET FLEET DEBT	March 31, 2008	December 31, 2007	March 31, 2007

Corporate Debt
Debt, less:	$11,635.1	$11,960.1	$11,756.9
U.S. Fleet Debt and Pre-Acquisition Notes	4,522.4	4,603.5	4,860.0
International Fleet Debt	1,532.0	1,912.4	1,692.7
U.K. Leveraged Financing	121.9	222.7	—
Fleet Financing Facility	172.5	170.4	173.0
Canadian Fleet Financing Facility	133.4	155.4	—
Other International Facilities	104.2	92.9	24.6
Fleet Debt	$6,586.4	$7,157.3	$6,750.3
Corporate Debt	$5,048.7	$4,802.8	$5,006.6

Corporate Restricted Cash
Restricted Cash, less:	$136.5	$661.0	$191.8
Restricted Cash Associated with Fleet Debt	(34.1)	(573.1)	(76.5)
Corporate Restricted Cash	$102.4	$87.9	$115.3

Net Corporate Debt
Corporate Debt, less:	$5,048.7	$4,802.8	$5,006.6
Cash and Equivalents	(728.9)	(730.2)	(476.9)
Corporate Restricted Cash	(102.4)	(87.9)	(115.3)
Net Corporate Debt	$4,217.4	$3,984.7	$4,414.4

Net Fleet Debt
Fleet Debt, less:	$6,586.4	$7,157.3	$6,750.3
Restricted Cash Associated with Fleet Debt	(34.1)	(573.1)	(76.5)
Net Fleet Debt	$6,552.3	$6,584.2	$6,673.8

Table 8 (page 2)

NET CORPORATE DEBT & NET FLEET DEBT	December 31, 2006	March 31, 2006

Corporate Debt
Debt, less:	$12,276.2	$12,459.7
U.S. Fleet Debt and Pre-Acquisition Notes	4,845.2	5,247.5
International Fleet Debt	1,987.8	1,579.6
Fleet Financing Facility	165.9	—
Fleet Debt	$6,998.9	$6,827.1
Corporate Debt	$5,277.3	$5,632.6

Corporate Restricted Cash
Restricted Cash, less:	$552.5	$248.3
Restricted Cash Associated with Fleet Debt	(487.0)	(171.7)
Corporate Restricted Cash	$65.5	$76.6

Net Corporate Debt
Corporate Debt, less:	$5,277.3	$5,632.6
Cash and Equivalents	(674.5)	(679.4)
Corporate Restricted Cash	(65.5)	(76.6)
Net Corporate Debt	$4,537.3	$4,876.6

Net Fleet Debt
Fleet Debt, less:	$6,998.9	$6,827.1
Restricted Cash Associated with Fleet Debt	(487.0)	(171.7)
Net Fleet Debt	$6,511.9	$6,655.4

CAR RENTAL RATE REVENUE PER TRANSACTION DAY (a)	Three Months Ended March 31,
	2008	2007

Car rental revenue per statement of operations (b)	$1,598.1	$1,505.1
Non-rental rate revenue (c)	(228.2)	(217.5)
Foreign currency adjustment	(10.9)	47.1
Rental rate revenue	$1,359.0	$1,334.7
Transactions days (in thousands)	30,239	28,912
Rental rate revenue per transaction day (in whole dollars)	$44.94	$46.16

EQUIPMENT RENTAL AND RENTAL RELATED REVENUE (a)	Three Months Ended March 31,
	2008	2007

Equipment rental revenue per statement of operations	$410.8	$389.8
Equipment sales and other revenue	(41.8)	(41.7)
Foreign currency adjustment	(1.5)	13.0
Rental and rental related revenue	$367.5	$361.1

(a)	Based on 12/31/07 foreign exchange rates.
(b)	Includes U.S. off-airport revenues of $232.4 million and $218.1 million for the three months ended March 31, 2008 and 2007, respectively.
(c)	Consists of domestic revenues of $160.1 million and $152.6 million and international revenues of $68.1 million and $64.9 million for the three months ended March 31, 2008 and 2007, respectively.

Table 9

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions)

Unaudited

EBITDA, CORPORATE EBITDA, UNLEVERED PRE-TAX CASH FLOW, LEVERED AFTER-TAX CASH FLOW BEFORE FLEET GROWTH AND AFTER FLEET GROWTH

	Last Twelve Months Ended March 31, 2008	Three Months Ended March 31, 2008	Three Months Ended March 31, 2007	Year Ended December 31, 2007

Income (loss) before income taxes and minority interest	$421.6	$(55.8)	$(90.6)	$386.8
Depreciation and amortization	2,307.2	593.0	528.9	2,243.1
Interest, net of interest income	842.0	196.2	229.6	875.4
Minority interest	(20.4)	(4.8)	(4.1)	(19.7)
EBITDA	3,550.4	728.6	663.8	3,485.6
Adjustments:
Car rental fleet interest	(419.0)	(94.0)	(102.8)	(427.8)
Car rental fleet depreciation	(1,746.9)	(447.4)	(395.9)	(1,695.4)
Non-cash expenses and charges	84.7	20.2	37.7	102.2
Non-cash expenses and charges to arrive at LTM (a)	(2.2)	—	—	—
Extraordinary, unusual or non-recurring gains and losses	69.3	27.6	35.2	76.9
Corporate EBITDA	1,536.3	235.0	238.0	1,541.5
Equipment rental maintenance capital expenditures, net	(288.3)	(78.1)	(62.6)	(272.8)
Non-fleet capital expenditures, net	(169.8)	(47.3)	(32.1)	(154.6)
Changes in working capital	261.7	425.5	447.4	283.6
Changes in other assets and liabilities	(194.9)	(110.9)	(43.5)	(127.5)
Changes in other assets and liabilities to arrive at LTM (a)	2.2	—	—	—
Unlevered pre-tax cash flow (b)	1,147.2	424.2	547.2	1,270.2
Corporate net cash interest	(390.8)	(94.1)	(102.9)	(399.6)
Corporate cash taxes	(34.0)	(8.9)	(3.2)	(28.3)
Levered after-tax cash flow before fleet growth (b)	722.4	321.2	441.1	842.3
Equipment rental fleet growth capital expenditures	(235.9)	52.4	6.5	(281.8)
Car rental net fleet equity requirement	(289.5)	(606.3)	(324.7)	(7.9)
Levered after-tax cash flow after fleet growth (b)	$197.0	$(232.7)	$122.9	$552.6

Table 9 (page 2)

	Last Twelve Months Ended March 31, 2007	Three Months Ended March 31, 2007	Three Months Ended March 31, 2006	Year Ended December 31, 2006

Income (loss) before income taxes and minority interest	$173.3	$(90.6)	$(63.3)	$200.6
Depreciation and amortization	2,072.7	528.9	472.3	2,016.1
Interest, net of interest income	920.0	229.6	210.3	900.7
Minority interest	(17.6)	(4.1)	(3.2)	(16.7)
EBITDA	3,148.4	663.8	616.1	3,100.7
Adjustments:
Car rental fleet interest	(404.8)	(102.8)	(98.0)	(400.0)
Car rental fleet depreciation	(1,529.9)	(395.9)	(345.6)	(1,479.6)
Non-cash expenses and charges	136.9	37.7	31.4	130.6
Non-cash expenses and charges to arrive at LTM (a)	6.8	—	—	—
Extraordinary, unusual or non-recurring gains and losses	65.0	35.2	(6.0)	23.8
Sponsors’ fees	2.4	—	0.8	3.2
Corporate EBITDA	1,424.8	238.0	198.7	1,378.7
Equipment rental maintenance capital expenditures, net	(246.3)	(62.6)	(52.8)	(236.5)
Non-fleet capital expenditures, net	(158.5)	(32.1)	(48.9)	(175.3)
Changes in working capital	91.5	447.4	371.2	15.3
Changes in other assets and liabilities	(124.8)	(43.5)	(6.1)	(87.4)
Changes in other assets and liabilities to arrive at LTM (a)	(6.8)	—	—	—
Unlevered pre-tax cash flow (b)	979.9	547.2	462.1	894.8
Corporate net cash interest	(429.2)	(102.9)	(104.0)	(430.3)
Corporate cash taxes	(33.6)	(3.2)	(3.2)	(33.6)
Levered after-tax cash flow before fleet growth (b)	517.1	441.1	354.9	430.9
Equipment rental fleet growth capital expenditures	(261.8)	6.5	(124.6)	(392.9)
Car rental net fleet equity requirement	206.9	(324.7)	(285.4)	246.2
Levered after-tax cash flow after fleet growth (b)	$462.2	$122.9	$(55.1)	$284.2

(a)

Adjustment necessary due to the nature of the calculation of non-cash expenses and charges where, on a quarterly basis the cash payments for a specific liability may exceed the related non-cash expense, but not on a cumulative last twelve month basis.

(b)	Amounts include the effect of fluctuations in foreign currency.
(c)	For the three months ended March 31, 2006, amount revised from $(47.1) million.